Exhibit 23

                        Consent of Independent Auditors

We consent to the reference to our firm in the following Registration Statements on Form S-8
         No. 333-47165 pertaining to the Precision Tune Stock Option Plan
         No. 333-47167 pertaining to the Precision Tune 1996 Employee Stock
           Purchase Plan
         No. 333-47169 pertaining to the Precision Auto Care Employee Stock
           Option Plan
         No. 333-47171 pertaining to the Precision Auto Care, Inc. Director
           Stock Option Plan
         No. 333-49097 pertaining to the Precision Auto Care 1998 Employee Stock
           Purchase Plan

and of our report dated September 25, 1998, with respect to the consolidated financial statements and schedule of Precision Auto Care in the Annual Report (Form 10-K) for the year ended June 30, 1998.


Vienna, Virginia                                             Ernst & Young LLP
October 12, 1998